SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2016

Knowledge Machine International, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9921 Carmel Mountain Road, Suite 118, San Diego, CA	92129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

14 Hayward Brook Drive, Concord NH 03301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07	Submission of Matters to a Vote of Security Holders.
Item 7.01	Regulation FD Disclosure.
Item 8.01	Other Events.

Entry into Amended and Restated Acquisition and Share Exchange Agreement; Completion of Acquisition of Assets

On September 21, 2016, Knowledge Machine International, Inc. (“KMI”) entered into an Amended and Restated Acquisition and Share Exchange Agreement (the “A&R Agreement”) with EveryStory, Inc., a Delaware corporation (“EveryStory”), and each of its shareholder (the “Shareholders”), and closed the acquisition (the “Acquisition”) of the ownership of EveryStory (the “Closing”). KMI had previously announced its entry into the original version of the A&R Agreement, and noted that the closing of the transaction was contingent on the completion of certain closing conditions.

Pursuant to the A&R Agreement, KMI acquired all of the outstanding shares of EveryStory, and agreed to issue an aggregate of 77,377,712 shares of KMI common stock to the EveryStory holders, with the understanding that an additional 45,247,288 shares were to be reserved for issuance to holders of EveryStory derivative securities which are convertible or exercisable into shares of EveryStory common stock (collectively, the “Exchange Shares”). Additionally, prior to Closing, the parties agreed that certain shares of KMI common stock were to be returned to KMI for cancellation, resulting in the current KMI shareholders owning an aggregate of 40,875,000 shares of KMI common stock immediately prior to the Closing.

Pursuant to the A&R Agreement, the 122,625,000 Exchange Shares issued or to be issued to the EveryStory constituted 75% of the total issued and outstanding shares of KMI’s common stock, and the legacy KMI shareholders (who were the owners of KMI common stock immediately prior to the Closing) owned an aggregate of 40,875,000 shares, which constituted 25% of the total outstanding KMI common stock.

KMI’s and EveryStory’s management agreed, and the A&R Agreement provides, that following the Closing, KMI will conduct a reverse stock split (discussed in more detail below), following which the outstanding shares of KMI’s Series A Preferred Stock will convert into a total of 8,000,000 post-reverse-split common stock. Following such conversion, the EveryStory owners will own or have the right to receive shares of KMI common stock equal to 60% of the then-outstanding KMI common stock, and the KMI legacy shareholders will own shares of KMI common stock equal to 40% of the then-outstanding KMI common stock, consisting of 8,000,000 shares of KMI common stock issued on conversion of the KMI Series A Preferred Stock (20%) and 8,000,000 shares of KMI common stock owned by the other legacy KMI shareholders (20%).

As a result of the Closing of the A&R Agreement, EveryStory became a wholly owned subsidiary of KMI. Additionally (as discussed more fully below), the directors and officers of KMI immediately prior to the Closing appointed the EveryStory management to become officers and directors of KMI, and then resigned from their positions with KMI. In addition, KMI terminated its pre-Closing business operations and agreed to dissolve its other wholly owned subsidiary, Knowledge Machine, Inc.

There was no relationship between KMI and EveryStory or their principals or affiliates prior to the negotiation of the original agreement and the A&R Agreement.

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Share Ownership Following Closing

Prior to Closing, KMI had 40,875,000 shares of its common stock outstanding. Upon Closing, KMI issued an aggregate of 77,377,712 shares of its common stock to the then current shareholders of EveryStory. Additionally, at Closing, EveryStory had options to issue a total of 600,000 shares of its common stock, and convertible debt securities that would be convertible into 672,533 shares of EveryStory’s common stock. In connection with the Closing, KMI agreed to reserve an aggregate of 45,247,288 shares of its common stock for issuance in connection with the future exchange of shares of EveryStory common stock issued upon exercise of EveryStory options or conversion of EveryStory convertible debt securities.

Submission of Matters to a vote of Shareholders

Anticipated Reverse Stock Split; Shareholder Approval

The A&R Agreement provides that following the Closing, KMI will complete a reverse split (the “Reverse Split”) of the outstanding common shares of KMI at a ratio of approximately 1:5. The exact ratio of the Reverse Split will be determined by KMI’s board of directors.

Prior to the Closing, as required by the A&R Agreement, KMI’s Board of Directors reviewed and approved the proposed Reverse Split, and recommended that the then-current KMI shareholders approve the Reverse Split at a ratio between 1:5 and 1:7.5, to be determined by KMI’s Board of Directors. Following such recommendation, a majority of the then-current shareholders approved the Reverse Split at a ratio between 1:5 and 1:7.5, to be determined by KMI’s board of Directors.

Amendment to KMI’s Articles of Incorporation; Shareholder Approval

As a further condition to the Closing, KMI was required to amend its Articles of Incorporation to opt out of the provisions relating to acquisition of controlling interest (NRS Sections 78.3781 - 78.3793) and the provisions relating to combinations with interested stockholders (NRS Sections 78.411 – 78.445). KMI’s board of directors approved the proposed amendments, and recommended them to the then-current KMI shareholders. Following such recommendation, a majority of the then-current shareholders approved the proposed amendments. KMI’s post-Closing management will work to implement these amendments to KMI’s Articles of Incorporation.

As of the date of this Report, KMI’s new board of directors had not implemented the Reverse Split, and had not filed the Articles of Amendment to opt out of the provisions of the Nevada Revised Statutes listed above. KMI will provide disclosure relating to the amendments once they have been filed and become effective.

The foregoing summary of the terms and conditions of the A&R Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the A&R Agreement attached as an exhibit hereto.

KMI Private Offerings Prior to Closing; Creation of a Direct Financial Obligation of KMI

Prior to Closing, KMI conducted a non-public offering of its Series A Convertible Preferred stock (the “Preferred Stock Offering”) to raise up to $120,000 for operating funds for KMI and to satisfy accounts payable prior to Closing. One Hundred Thousand shares of KMI Series A Preferred Stock were sold in the Preferred Stock Offering. As noted above, the KMI Series A Preferred Stock will convert into KMI common stock immediately following the effectiveness of the Reverse Split. Pursuant to the Preferred Stock Offering, each investor entered into a subscription agreement pursuant to which each investor represented and warranted that it was an accredited investor and that he or she was purchasing the Preferred Stock for his or her own account, and not with a view to distribution, as well as other standard representations made in private transactions.

Additionally, KMI conducted a private offering of convertible notes (the “Note Offering”) to raise additional capital that would remain in KMI following the Closing. In the convertible note offering, KMI raised an aggregate of $240,000, which will be a component of the post-Closing capitalization of KMI. In the Note Offering, investors entered into a securities purchase agreement (the “Note SPA”) and were issued a convertible redeemable promissory note (collectively, the “Convertible Note”). Pursuant to the terms of the Note SPA, each investor represented and warranted that it was an accredited investor and that he or she was purchasing the Convertible Note for his or her own account, and not with a view to distribution, as well as other standard representations made in private transactions. Also pursuant to the Note SPA, KMI has the right to put an additional Convertible Note (in the same principal amount as purchased by the applicable investor) beginning on January 3, 2017, subject to certain conditions. The Convertible Notes bear interest at a rate of 10%, and mature on September 13, 2017, if not converted or prepaid prior to that. The Convertible Notes are convertible into shares of KMI’s common stock at a conversion price of $0.195, subject to adjustment as described in the Convertible Note. Up to 50% of the Convertible Notes may be repaid by KMI any time prior to 180 days after the issuance of the Convertible Notes, with a 30% premium to be paid in connection with the prepayment.

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Based on the terms of the Convertible Notes, absent any adjustment of the conversion price, KMI could be required to issue up to 1,230,769 shares of KMI’s common stock if the entire principal amounts of the Convertible Notes were converted. KIMI could be required to issue additional shares of its common stock if interest accruing on the Convertible Notes is converted into shares (on the same formula as that of the Convertible Notes), although KMI cannot determine how many shares could be issued until such conversions occur.

The securities offered and sold by KMI in the non-public offerings (both the preferred stock and the convertible note offerings) and in the exchange transition with the shareholders of EveryStory have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The non-public offerings (both the preferred stock and the convertible note offerings) and in the exchange transition with the shareholders of EveryStory were made in reliance on the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provisions of Rule 506 of Regulation D based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the security holders in each of the transactions, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities.

Change in Control of KMI

Immediately prior to the Closing, there were 40,875,000 shares of KMI’s common stock. In connection with the Closing, KMI issued an aggregate of 77,377,712 shares to the EveryStory shareholders, and 45,247,288 shares were reserved for issuance to the holders of EveryStory options and convertible debt instruments, and the parties to the A&R Agreement understand and anticipate that all such holders would exercise and convert their securities into the reserved shares of KMI.

As noted, once

-	the Reverse Split has taken place;
-	all of the KMI convertible preferred shares are converted into shares of KMI’s common stock;
-	all of the EveryStory convertible notes are converted into shares of EveryStory common stock and then exchanged for shares of KMI common stock; and
-	all of the EveryStory options have been exercised into shares of EveryStory common stock and then exchanged for shares of KMI common stock,

then the legacy KMI shareholders would own 40%, and the EveryStory shareholders and option and convertible debt holders would collectively own 60%. As of the date of this Report, KMI’s management is unaware of any agreements between the EveryStory shareholders, the EveryStory option holders, the EveryStory convertible debt holders, or anyone else to work together. Nevertheless, numerically, the EveryStory securities holders do or will own more than 50% of the outstanding common stock of KMI, and as such, a change of control could be deemed to have occurred.

Changes in Management

In connection with the Closing, Edward Cox, David Keene, and Larry Morgan were appointed as new members of the Board of Directors of KMI by the existing members of KMI’s Board of Directors, and Edward Cox was appointed as the Chief Executive Officer of KMI. Immediately following the appointment of Messrs. Cox, Keene, and Morgan to the Board and Mr. Cox as the Chief Executive Officer, Vivek R. Dave and Taylor Caswell resigned all positions as members of the Board of Directors and as officers of KMI.

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The resignations were agreed to by the former directors in connection with the execution of the A&R Agreement and the closing of the Acquisition. There were no disagreements between KMI and any of the former directors.

The following is a summary of the biographical information of the new directors and officers of KMI:

Edward Cox has served as President and Chief Executive Officer and Chairman and a member of the Board of Directors of EveryStory since February 6, 2015. Prior to that, he served as a Vice President and Executive Officer of Apricus Biosciences, Inc., a publicly traded company, since December 2009, in roles leading Commercial Development, Business Development, Investor Relations, and Corporate Development. Mr. Cox served as the President, Director and Secretary of Bio-Quant, Inc. from January 2007 until BioQuant’s merger with NexMed, Inc., which was renamed Apricus Biosciences. Prior to 2007, Mr. Cox previously served as an executive or board member of both public and private companies in the areas of Healthcare, Life Science, Technology and Resources. Mr. Cox holds a Master of Science in Management degree from the Warrington College of Business Administration at the University of Florida.

David Keene, Founder, Chief Technology Officer and a member of the Board of Directors of EveryStory, is a veteran of the video game industry who has specialized in commerce and content delivery. Prior to founding EveryStory, from 2010 to 2013, Mr. Keene served as Chief Architect – Commerce Platform for Trion Worlds, Inc. (fka Trion World Networks, Inc.). At Trion, Mr. Keene led a group of senior engineers through the design and architecture process to create an innovative, world class commerce platform. Mr. Keene also created a high capability MTX platform that supported complex promotions, asymmetrical subscriptions, multiple game-specific currencies and robust reporting. While at Trion, Mr. Keene also had direct management responsibility over the quality assurance engineering team that created a third party order testing platform (custom DSL) for fully automated testing on all development. Prior to Trion, from 2006 to 2010, Mr. Keene served as Senior Architect – PlayStation Network for Sony Network Entertainment (“SNE”). While at SNE, Mr. Keene managed integrations with multiple SNE global partner groups, added search to the PlayStation Network (“PSN”) through soir/lucene, implemented an innovative recommendation system that avoided IP risk exposure. Mr. Keene also defined and led development guidance for the VERSA API, a RESTful api for next-gen PSN products and the Sony Qriosity video service. Prior to SNE, from 2004 to 2006, Mr. Keene served as a Senior Engineer at Sony Online Entertainment, where he worked supported the launch of several massively multiplayer online games (“MMOs”) including EverQuest II. Prior to that, from 2001 to 2004, Mr. Keene served as an independent software consultant and as a Senior Database Engineer for Shea Homes, a California-based home builder.

Larry Morgan joined the EveryStory board of directors in 2015. Mr. Morgan is a top-flight executive with over 25 years of global experience in the telecom, IT services, enterprise restructuring, and consulting industries. Mr. Morgan is currently President and CEO of The Noble Group, a consulting firm that advises early stage companies on growth strategies and advises the managements of seasoned companies regarding exit strategies. Mr. Morgan is also an active investor with Vertical Venture Partners, Tech Coast Angels and OurCrowd. From 2010 to 2013 Mr. Morgan served as Executive Director of San Diego Data Processing Corporation and led a restructuring that resulted in annual savings in excess of $11 million to the City of San Diego. Prior to that, from 2007 to 2009, Mr. Morgan served as a Managing Director of Macquarie Telecom, where he led the turnaround of the international hosting, voice and data outsourcing division and led the sale of the resulting profitable business. In addition to domestic postings, during his tenure with Macquarie, Mr. Morgan had postings in Australia and Singapore, Prior to Macquarie, from 2005 to 2006, Mr. Morgan served as President and CEO of Virtela Communications, spearheading the turnaround that resulted in the the foundation for Virtela’s eventual sale for over $500 million. Prior to Virtela, from 1991 to 2005, Mr. Morgan had several executive positions of increasing responsibility with Infonet Services Corporation, and last served as Corporate Vice President and General Manager. During his tenure with Infonet, Mr. Morgan led Infonet’s business in Europe, the Middle East and Africa, was responsible for all IP, outsourcing and cloud computing products, expansion into India, network coverage in 61 countries, and was a member of the executive due diligence and transition team in connection with the company’s sale to British Telecom for $965 million. Also during his tenure with Infonet, Mr. Morgan had international postings in The Netherlands and Singapore. Mr. Morgan holds both a B.S. degree (Mathematics and Education) and an M.A. degree (Administration) from Villanova University.

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As of the date of this Report, the Board of Directors KMI had not yet organized any committees. Additionally, as of the date of this Report, none of the new directors or officers of KMI had employment or other compensation agreements with KMI.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements of EveryStory, Inc., as required for the periods specified in Rule 8-04(b) of Regulation S-X, and meeting the requirements of Regulation S-X, are not included in this Report. KMI will provide the required financial statements of EveryStory, Inc., by amendment of this Current Report within 71 days of the filing of this Current Report.

(b) Pro forma financial information.

Pro forma financial information, if and as required by Rule 8-05 of Regulation S-X, and meeting the requirements of Regulation S-X, are not included in this Report. If pro forma financial information is required with respect to the transaction described above, KMI will provide such required pro forma financial information by amendment of this Current Report within 71 days of the filing of this Current Report.

(d) Exhibits

Exhibit No.	Description
2.1	Amended and Restated Acquisition and Share Exchange Agreement between Knowledge Machine International, Inc., and EveryStory, Inc., and the Shareholders of EveryStory, Inc., dated as of September 21, 2016
99.1	Form of Convertible Promissory Note
99.2	Form of Securities Purchase Agreement for Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knowledge Machine International, Inc.
Date: September 27, 2016

	By:	/s/ Edward Cox
Name: Edward Cox
Title: Chief Executive Officer

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